Exhibit 99.1

Contact: J. Marc Lewis, Vice President-Investor Relations 305-406-1815 305-406-1886 fax marc.lewis@mastec.com	800 S. Douglas Road, 12th Floor Coral Gables, Florida 33134 Tel: 305-599-1800 Fax: 305-406-1960 www.mastec.com

For Immediate Release

MasTec Announces Strong Third Quarter 2020 Earnings Results

•

Third Quarter 2020 Results Include GAAP Net Income of $116.9 Million, Adjusted EBITDA of $265 Million, Diluted Earnings Per Share of $1.59, and Adjusted Diluted Earnings of $1.83 Per Share, Exceeding Guidance Expectations

•	Strong Third Quarter Cash Flow from Operations of $216 Million, and Record Year to Date Level of $712 Million in Cash Flow from Operations

•	Continued Strong Balance Sheet as of September 30, 2020, with Reduced Debt, Comfortable Leverage Metrics and Record Levels of Liquidity

Coral Gables, FL (October 29, 2020) — MasTec, Inc. (NYSE: MTZ) today announced better than expected third quarter 2020 financial results and updated its guidance for the remainder of 2020.

Third quarter 2020 revenue was $1.7 billion, with third quarter cash flow from operations of $216.0 million, enabling a sequential $129 million reduction in net debt levels. Year to date 2020 revenue was $4.7 billion, with cash flow from operations at a record level of $712.5 million, a $271 million increase over cash flow from operations during the same period last year. This strong cash flow enabled a year to date $296 million reduction in net debt levels. As of September 30, 2020, the Company had net debt, defined as total debt less cash, of $1.07 billion.

Third quarter GAAP net income and earnings per diluted share exceeded the Company’s expectations at $116.9 million, or $1.59, respectively. Third quarter 2020 adjusted net income and adjusted diluted earnings per share, both non-GAAP measures, were $134.5 million and $1.83, respectively, with adjusted diluted earnings per share exceeding the Company’s previously announced expectation by $0.16. Third quarter 2020 adjusted EBITDA, also a non-GAAP measure, was $265 million, also exceeding the Company’s guidance expectation by approximately $11 million.

Third quarter 18-month backlog as of September 30, 2020 was $7.7 billion, a $179 million increase compared to the same quarter last year.

Adjusted net income, adjusted diluted earnings per share and adjusted EBITDA, which are all non-GAAP measures, exclude certain items which are detailed and reconciled to the most comparable GAAP-reported measures in the attached Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures.

Jose Mas, MasTec’s Chief Executive Officer, commented, “I want to thank the men and women of MasTec for their continued dedication and professionalism. The safety of our employees during these unprecedented times remains our primary focus, as we continually provide critical power, communications and other services to our customers.”

Mr. Mas continued, “We are proud of our third quarter results as our business has shown tremendous resiliency during the pandemic. I’d like to highlight our third quarter year over year 83% adjusted EBITDA growth in our non-Oil & Gas segments and we expect continued strong revenue and earnings growth in these segments in 2021 and beyond. As demand and regulatory issues continue to impact our Oil & Gas segment, our diversification provides strength and resiliency that sets MasTec apart.”

George Pita, MasTec’s Executive Vice President and Chief Financial Officer noted, “During the quarter we continued our strong cash flow performance, with a record $712 million in year to date cash flow from operations. We also further strengthened our capital structure during the quarter with the opportunistic issuance of new, lower rate and improved terms senior unsecured notes. We ended the quarter with a strong leverage profile and record levels of liquidity at approximately $1.4 billion. We continue to expect that annual 2020 results will mark the third consecutive year of a new record level of cash flow from operations. Our strong liquidity and balance sheet give us full flexibility to capitalize on opportunities to maximize shareholder value and to support our customers’ growth initiatives.”

Most of MasTec’s construction services have been deemed essential under state and local pandemic mitigation orders, and all its business segments have continued to operate. The COVID-19 pandemic has had a negative impact on the Company’s operations and the Company expects some continued negative impact. Negative effects include lost productivity from governmental permitting approval delays, reduced crew productivity due to social distancing, other mitigation measures or other factors, the health and availability of work crews or other key personnel, including subcontractors or supply chain disruptions, and/or delayed project start dates or project shutdowns or cancellations that may be mandated or requested by governmental authorities or others, all of which could result in lower revenue, higher operating costs and/or create lower levels of overhead cost absorption.

The Company estimates 2020 annual revenue to range between $6.4 to $6.6 billion, with 2020 annual GAAP net income and diluted earnings per share expected to range between $318 to $324 million and $4.31 to $4.40, respectively. 2020 annual adjusted EBITDA, a non-GAAP measure, is expected to range from $800 to $811 million, and 2020 annual adjusted diluted earnings per share, also a non-GAAP measure, is expected to range between $5.00 to $5.09. The Company’s 2020 annual revenue expectation range includes the effects of COVID-19 impacts across its end markets and the impact of regulatory delays on two large Oil & Gas projects, which have started later than expected.

For the fourth quarter of 2020, the Company expects revenue between $1.7 to $1.9 billion. This revenue expectation incorporates a range of fourth quarter Oil & Gas segment revenue. While the Company has initiated project activity on two large Oil & Gas projects that started later than expected, fourth quarter project activity may vary based on the timing of additional regulatory and/or judicial approvals and winter weather conditions.

Fourth quarter 2020 GAAP net income is expected to range between $108 to $115 million with GAAP diluted earnings per share expected to range between $1.47 to $1.57. Fourth quarter 2020 adjusted EBITDA, a non-GAAP measure, is expected to range between $252 to $263 million, with adjusted diluted earnings per share, a non-GAAP measure, expected to range between $1.64 to $1.73.

Senior Management will hold a conference call to discuss these results on Friday, October 30, 2020, at 9:00 a.m. Eastern time. The call-in number for the conference call is (323) 794-2094 or (800) 347-6311 and the replay number is (719) 457-0820, with a pass code of 4718477. The replay will run for 30 days. Additionally, the call will be broadcast live over the Internet and can be accessed and replayed through the Investors section of the Company’s website at www.mastec.com.

The following tables set forth the financial results for the periods ended September 30, 2020 and 2019:

Consolidated Statements of Operations

(unaudited - in thousands, except per share information)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$1,698,279	$2,016,618	$4,684,180	$5,473,965
Costs of revenue, excluding depreciation and amortization	1,380,522	1,690,558	3,948,644	4,636,006
Depreciation	71,397	50,515	182,173	160,019
Amortization of intangible assets	11,200	4,681	28,384	14,152
General and administrative expenses	72,690	77,146	243,163	220,581
Interest expense, net	13,553	19,297	45,365	58,178
Equity in earnings of unconsolidated affiliates	(7,445)	(6,966)	(22,092)	(19,778)
Loss on extinguishment of debt	5,569	—	5,569	—
Other (income) expense, net	(6,612)	8,002	(18,481)	16,323

Income before income taxes	$157,405	$173,385	$271,455	$388,484
Provision for income taxes	(40,520)	(43,303)	(61,681)	(95,073)

Net income	$116,885	$130,082	$209,774	$293,411

Net income attributable to non-controlling interests	394	1,486	48	1,993

Net income attributable to MasTec, Inc.	$116,491	$128,596	$209,726	$291,418

Earnings per share:
Basic earnings per share	$1.61	$1.71	$2.87	$3.88

Basic weighted average common shares outstanding	72,138	75,217	72,971	75,131

Diluted earnings per share	$1.59	$1.69	$2.84	$3.85

Diluted weighted average common shares outstanding	73,095	75,934	73,787	75,760

Consolidated Balance Sheets

(unaudited - in thousands)

	September 30, 2020	December 31, 2019
Assets
Current assets	$2,334,075	$2,173,559
Property and equipment, net	994,193	905,835
Operating lease assets	187,531	229,903
Goodwill, net	1,231,717	1,221,440
Other intangible assets, net	191,673	211,528
Other long-term assets	262,560	254,741

Total assets	$5,201,749	$4,997,006

Liabilities and Equity
Current liabilities	$1,514,154	$1,219,126
Long-term debt, including finance leases	1,164,457	1,314,030
Long-term operating lease liabilities	125,639	154,553
Deferred income taxes	301,216	296,326
Other long-term liabilities	219,138	221,280
Total equity	1,877,145	1,791,691

Total liabilities and equity	$5,201,749	$4,997,006

Consolidated Statements of Cash Flows

(unaudited - in thousands)

	For the Nine Months Ended September 30,
	2020	2019
Net cash provided by operating activities	$712,458	$441,394
Net cash used in investing activities	(177,177)	(143,524)
Net cash used in financing activities	(369,264)	(282,043)
Effect of currency translation on cash	730	(154)

Net increase in cash and cash equivalents	166,747	15,673

Cash and cash equivalents - beginning of period	$71,427	$27,422

Cash and cash equivalents - end of period	$238,174	$43,095

Note: Liquidity is defined as cash plus availability under our credit facilities.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited — in millions, except for percentages and per share information)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Segment Information
Revenue by Reportable Segment
Communications	$645.4	$679.5	$1,943.8	$1,944.9
Oil and Gas	462.5	972.5	1,190.1	2,530.5
Electrical Transmission	128.5	103.0	380.7	298.3
Clean Energy and Infrastructure	468.9	261.7	1,181.4	701.3
Other	0.1	0.1	0.2	0.1
Eliminations	(7.1)	(0.2)	(12.0)	(1.1)
Corporate	—	—	—	—

Consolidated revenue	$1,698.3	$2,016.6	$4,684.2	$5,474.0

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2020	2019	2020	2019
Adjusted EBITDA by Reportable Segment
EBITDA	$253.6	$247.9	$527.4	$620.8
Non-cash stock-based compensation expense	5.6	4.2	15.5	12.1
Loss on extinguishment of debt	5.6	—	5.6	—

Adjusted EBITDA	$264.8	$252.1	$548.5	$633.0

Reportable Segment:
Communications (a)	$79.6	$57.1	$206.8	$154.8
Oil and Gas	160.4	212.9	315.0	499.6
Electrical Transmission (a)	9.1	7.8	14.2	20.3
Clean Energy and Infrastructure (a)	34.4	2.3	69.5	14.4
Other	7.6	6.7	22.5	19.4
Corporate	(26.3)	(34.7)	(79.5)	(75.5)

Adjusted EBITDA	$264.8	$252.1	$548.5	$633.0

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2020	2019	2020	2019
Adjusted EBITDA Margin by Reportable Segment
EBITDA Margin	14.9%	12.3%	11.3%	11.3%
Non-cash stock-based compensation expense	0.3%	0.2%	0.3%	0.2%
Loss on extinguishment of debt	0.3%	—%	0.1%	—%

Adjusted EBITDA margin	15.6%	12.5%	11.7%	11.6%

Reportable Segment:
Communications	12.3%	8.4%	10.6%	8.0%
Oil and Gas	34.7%	21.9%	26.5%	19.7%
Electrical Transmission	7.1%	7.6%	3.7%	6.8%
Clean Energy and Infrastructure	7.3%	0.9%	5.9%	2.1%
Other	NM	NM	NM	NM
Corporate	—	—	—	—

Adjusted EBITDA margin	15.6%	12.5%	11.7%	11.6%

(a)

The Communications, Electrical Transmission, and Clean Energy and Infrastructure segments represent the “non-Oil & Gas” segments referred to in Mr. Mas’ commentary. Combined results for these segments show 83% adjusted EBITDA growth in the third quarter of 2020 compared to the same period last year.

NM — Percentage is not meaningful

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	For the Three Months Ended September 30, (a)		For the Nine Months Ended September 30, (a)
	2020	2019	2020	2019
EBITDA and Adjusted EBITDA Reconciliation
Net income	$116.9	$130.1	$209.8	$293.4
Interest expense, net	13.6	19.3	45.4	58.2
Provision for income taxes	40.5	43.3	61.7	95.1
Depreciation	71.4	50.5	182.2	160.0
Amortization of intangible assets	11.2	4.7	28.4	14.2

EBITDA	$253.6	$247.9	$527.4	$620.8

Non-cash stock-based compensation expense	5.6	4.2	15.5	12.1
Loss on extinguishment of debt	5.6	—	5.6	—

Adjusted EBITDA	$264.8	$252.1	$548.5	$633.0

	For the Three Months Ended September 30, (a)		For the Nine Months Ended September 30, (a)
	2020	2019	2020	2019
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	6.9%	6.5%	4.5%	5.4%
Interest expense, net	0.8%	1.0%	1.0%	1.1%
Provision for income taxes	2.4%	2.1%	1.3%	1.7%
Depreciation	4.2%	2.5%	3.9%	2.9%
Amortization of intangible assets	0.7%	0.2%	0.6%	0.3%

EBITDA margin	14.9%	12.3%	11.3%	11.3%

Non-cash stock-based compensation expense	0.3%	0.2%	0.3%	0.2%
Loss on extinguishment of debt	0.3%	—%	0.1%	—%

Adjusted EBITDA margin	15.6%	12.5%	11.7%	11.6%

(a)	All prior year periods have been updated to conform with the current period presentation.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	For the Three Months Ended September 30, (c)		For the Nine Months Ended September 30, (c)
	2020	2019	2020	2019
Adjusted Net Income Reconciliation
Net income	$116.9	$130.1	$209.8	$293.4
Non-cash stock-based compensation expense	5.6	4.2	15.5	12.1
Loss on extinguishment of debt	5.6	—	5.6	—
Amortization of intangible assets	11.2	4.7	28.4	14.2
Income tax effect of adjustments (a)	(4.8)	(1.7)	(11.0)	(8.2)
Statutory tax rate effects (b)	—	(0.5)	—	(1.9)

Adjusted net income	$134.5	$136.8	$248.3	$309.6

	For the Three Months Ended September 30, (c)		For the Nine Months Ended September 30, (c)
	2020	2019	2020	2019
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$1.59	$1.69	$2.84	$3.85
Non-cash stock-based compensation expense	0.08	0.06	0.21	0.16
Loss on extinguishment of debt	0.08	—	0.08	—
Amortization of intangible assets	0.15	0.06	0.38	0.19
Income tax effect of adjustments (a)	(0.07)	(0.02)	(0.15)	(0.11)
Statutory tax rate effects (b)	—	(0.01)	—	(0.02)

Adjusted diluted earnings per share	$1.83	$1.78	$3.36	$4.06

(a)

Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effect on pre-tax income.

(b)	For the nine month period ended September 30, 2019, includes the effects of changes in Canadian provincial statutory tax rates as well as changes in statutory rates.
(c)	All prior year periods have been updated to conform with the current period presentation.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited - in millions, except for percentages and per share information)

	Guidance for the Three Months Ended December 31, 2020 Est.	For the Three Months Ended December 31, 2019 (c)
EBITDA and Adjusted EBITDA Reconciliation
Net income	$108-115	$100.7
Interest expense, net	15	18.8
Provision for income taxes	37-38	21.8
Depreciation	76-79	52.5
Amortization of intangible assets	10	8.8

EBITDA	$246-257	$202.6

Non-cash stock-based compensation expense	5	4.3
Goodwill and intangible asset impairment	—	3.3

Adjusted EBITDA	$252-263	$210.2

	Guidance for the Three Months Ended December 31, 2020 Est.	For the Three Months Ended December 31, 2019 (c)
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	6.0-6.3%	5.9%
Interest expense, net	0.8-0.9%	1.1%
Provision for income taxes	2.0-2.2%	1.3%
Depreciation	4.1-4.4%	3.1%
Amortization of intangible assets	0.5-0.6%	0.5%

EBITDA margin	13.4-14.4%	11.9%

Non-cash stock-based compensation expense	0.3%	0.3%
Goodwill and intangible asset impairment	—%	0.2%

Adjusted EBITDA margin	13.7-14.7%	12.3%

	Guidance for the Three Months Ended December 31, 2020 Est.	For the Three Months Ended December 31, 2019 (c)
Adjusted Net Income Reconciliation
Net income	$108-115	$100.7
Non-cash stock-based compensation expense	5	4.3
Amortization of intangible assets	10	8.8
Goodwill and intangible asset impairment	—	3.3
Income tax effect of adjustments (a)	(3)	(4.9)
Statutory tax rate effects (b)	—	(5.9)

Adjusted net income	$120-127	$106.3

	Guidance for the Three Months Ended December 31, 2020 Est.	For the Three Months Ended December 31, 2019 (c)
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$1.47-1.57	$1.33
Non-cash stock-based compensation expense	0.07	0.06
Amortization of intangible assets	0.14	0.12
Goodwill and intangible asset impairment	—	0.04
Income tax effect of adjustments (a)	(0.05)	(0.06)
Statutory tax rate effects (b)	—	(0.08)

Adjusted diluted earnings per share	$1.64-1.73	$1.40

(a)

Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effect on pre-tax income.

(b)	For the three month period ended December 31, 2019, includes foreign and/or state statutory rate changes.
(c)	All prior year periods have been updated to conform with the current period presentation.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures

(unaudited — in millions, except for percentages and per share information)

	Guidance for the Year Ended December 31, 2020 Est.	For the Year Ended December 31, 2019 (a)	For the Year Ended December 31, 2018 (a)
EBITDA and Adjusted EBITDA Reconciliation
Net income	$318-324	$394.1	$259.2
Interest expense, net	60	77.0	82.6
Provision for income taxes	99-100	116.8	106.1
Depreciation	258-261	212.5	192.3
Amortization of intangible assets	39	23.0	20.6

EBITDA	$774-785	$823.4	$660.8

Non-cash stock-based compensation expense	21	16.4	13.5
Loss on extinguishment of debt	6	—	—
Goodwill and intangible asset impairment	—	3.3	47.7
Project results from non-controlled joint venture	—	—	(1.0)

Adjusted EBITDA	$800-811	$843.2	$721.0

	Guidance for the Year Ended December 31, 2020 Est.	For the Year Ended December 31, 2019 (a)	For the Year Ended December 31, 2018 (a)
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	4.9-5.0%	5.5%	3.8%
Interest expense, net	0.9%	1.1%	1.2%
Provision for income taxes	1.5%	1.6%	1.5%
Depreciation	4.0%	3.0%	2.8%
Amortization of intangible assets	0.6%	0.3%	0.3%

EBITDA margin	11.9-12.1%	11.5%	9.6%

Non-cash stock-based compensation expense	0.3%	0.2%	0.2%
Loss on extinguishment of debt	0.1%	—%	—%
Goodwill and intangible asset impairment	—%	0.0%	0.7%
Project results from non-controlled joint venture	—%	—%	(0.0)%

Adjusted EBITDA margin	12.3-12.5%	11.7%	10.4%

(a)	All prior year periods have been updated to conform with the current period presentation.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures—Unaudited

(unaudited — in millions, except for percentages and per share information)

	Guidance for the Year Ended December 31, 2020 Est.	For the Year Ended December 31, 2019 (c) (d)	For the Year Ended December 31, 2018 (c)
Adjusted Net Income Reconciliation
Net income	$318-324	$394.1	$259.2
Non-cash stock-based compensation expense	21	16.4	13.5
Loss on extinguishment of debt	6	—	—
Amortization of intangible assets	39	23.0	20.6
Goodwill and intangible asset impairment	—	3.3	47.7
Project results from non-controlled joint venture	—	—	(1.0)
Income tax effect of adjustments (a)	(14)	(13.2)	(10.5)
Statutory tax rate effects (b)	—	(7.8)	(12.8)

Adjusted net income	$368-375	$415.9	$316.7

	Guidance for the Year Ended December 31, 2020 Est.	For the Year Ended December 31, 2019 (c) (d)	For the Year Ended December 31, 2018 (c) (d)
Adjusted Diluted Earnings per Share Reconciliation
Diluted earnings per share	$4.31-4.40	$5.17	$3.26
Non-cash stock-based compensation expense	0.28	0.22	0.17
Loss on extinguishment of debt	0.08	—	—
Amortization of intangible assets	0.52	0.30	0.26
Goodwill and intangible asset impairment	—	0.04	0.60
Project results from non-controlled joint venture	—	—	(0.01)
Income tax effect of adjustments (a)	(0.19)	(0.17)	(0.14)
Statutory tax rate effects (b)	—	(0.10)	(0.16)

Adjusted diluted earnings per share	$5.00-5.09	$5.46	$3.98

(a)

Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effect on pre-tax income.

(b)

For the year ended December 31, 2019, includes the effects of Canadian provincial statutory tax rates, as well as changes in state tax rates, and for the year ended December 31, 2018, includes the effects of the 2017 Tax Act.

(c)	All prior year periods have been updated to conform with the current period presentation.
(d)	Reflects revised estimate for tax effects as compared to earnings release filed on February 27, 2020.

The tables may contain slight summation differences due to rounding.

MasTec, Inc. is a leading infrastructure construction company operating mainly throughout North America across a range of industries. The Company’s primary activities include the engineering, building, installation, maintenance and upgrade of communications, energy and utility and other infrastructure, such as: wireless, wireline/fiber, and customer fulfillment activities; pipeline infrastructure; electrical utility transmission and distribution; power generation, including from clean energy and renewable sources; heavy civil, and industrial infrastructure. MasTec’s customers are primarily in these industries. The Company’s corporate website is located at www.mastec.com. The Company’s website should be considered as a recognized channel of distribution, and the Company may periodically post important, or supplemental, information regarding contracts, awards or other related news and webcasts on the Events & Presentations page in the Investors section therein.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements are based on currently available operating, financial, economic and other information, and are subject to a number of significant risks and uncertainties. A variety of factors, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: risks related to adverse effects of health epidemics and pandemics or other outbreaks of communicable diseases, such as the COVID-19 pandemic; market conditions, technological developments, regulatory changes or other governmental policy uncertainty that affects us or our customers’ industries; the effect on demand for our services of changes in the amount of capital expenditures by our customers due to, among other things, economic conditions, including potential adverse effects of public health issues, such as the COVID-19 pandemic on economic activity generally, our customers and our operations, commodity price fluctuations, the availability and cost of financing, and customer consolidation in the industries we serve; activity in the oil and gas, utility and power generation industries and the impact on our customers’ expenditure levels caused by fluctuations in prices of oil, natural gas, electricity and other energy sources; our ability to manage projects effectively and in accordance with our estimates, as well as our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects and estimates of the recoverability of change orders; the timing and extent of fluctuations in operational, geographic and weather factors affecting our customers, projects and the industries in which we operate; the highly competitive nature of our industry and the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice under our contracts, and/or customer disputes related to our performance of services and the resolution of unapproved change orders; risks related to completed or potential acquisitions, including our ability to identify suitable acquisition or strategic investment opportunities, to integrate acquired businesses within expected timeframes and to achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected, including the risk of potential asset impairment charges and write-downs of goodwill; our dependence on a limited number of customers and our ability to replace non-recurring projects with new projects; risks associated with potential environmental, health and safety issues and other hazards from our operations, as well as the potential for liability as a result of the COVID-19 pandemic, including issues with regulators or claims alleging exposure to COVID-19 relating to our operations or facilities; disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion, and the risk of being required to pay our subcontractors even if our customers do not pay us; risks related to our strategic arrangements, including our equity investments; any exposure resulting from system or information technology interruptions or data security breaches; any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding; the effect of state and federal regulatory initiatives, including costs of compliance with existing and potential future safety and environmental requirements, including with respect to climate change; the effect of federal, local, state, foreign or tax legislation and other regulations affecting the industries we serve and related projects and expenditures; the adequacy of our insurance, legal and other reserves; the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions; our ability to maintain a workforce based upon current and anticipated workloads; our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, and our ability to enforce any noncompetition agreements; fluctuations in fuel, maintenance, materials, labor and other costs; risks related to our operations that employ a unionized workforce, including labor availability, productivity and relations, as well as risks associated with multiemployer union pension plans, including underfunding and withdrawal liabilities; risks associated with operating in or expanding into additional international markets, including risks from fluctuations in foreign currencies, foreign labor and general business conditions and risks from failure to comply with laws applicable to our foreign activities and/or governmental policy uncertainty; restrictions imposed by our credit facility, senior notes, and any future loans or securities; our ability to obtain performance and surety bonds; a small number of our existing shareholders have the ability to influence major corporate decisions; risks associated with volatility of our stock price or any dilution or stock price volatility that shareholders may experience in connection with shares we may issue as consideration for earn-out obligations or as purchase consideration in connection with past or future acquisitions, or as a result of other stock issuances; as well as other risks detailed in our filings with the Securities and Exchange Commission. We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in, or imply by, any of our forward-looking statements. These and other risks are detailed in our filings with the Securities and Exchange Commission. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this press release to reflect future events or circumstances, except as required by applicable law. We qualify any and all of our forward-looking statements by these cautionary factors.